UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 25, 2009

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  --  Entry into a Material Definitive Agreement.

On June 25, 2009, we issued to The Quercus Trust (“Quercus”) a 10% Secured Convertible Promissory Note (the “Quercus Note”).  Under the Quercus Note,  Quercus has agreed to make advances to us, from time to time, up to an aggregate principal amount of $150,000.  The Quercus Note provides that advances may be used only to pay legal and accounting fees and expenses related to the investigation by the Audit Committee of our Board of Directors of our financial affairs or other matters within the investigative authority of the Audit Committee.  On June 26, 2009, Quercus made an initial advance under the Quercus Note in the amount of $50,000.

Advances under the Quercus Note bear interest at the rate of 10% per annum, payable in arrears on the last day of each March, June, September and December, commencing on September 30, 2009.  At our election, all or any portion of the interest due on any particular interest payment date may be paid by the issuance to Quercus of shares of our Common Stock, par value $0.001 per share (the “Common Stock”).  The number of shares of Common Stock to be issued in payment of interest shall be determined by dividing (i) the amount of interest to be so paid by (ii) 80% of the volume weighted average trading price per share of Common Stock for the 10 trading days immediately preceding date on which such interest is to be paid.

The Quercus Note matures on the earlier of the closing of an equity or convertible debt investment yielding gross proceeds to us of not less than $2,000,000 (the “Financing”) or December 31, 2009.  Quercus may participate in the Financing by converting the principal amount of the Quercus Note into shares of the securities to be issued in the Financing at a price per share equal to 80% of the price per share at which such securities will be issued to other investors in the Financing.

We had previously entered into a Security Agreement dated February 11, 2009 with Quercus (the “Security Agreement”) securing certain of our obligations to Quercus.  In the Quercus Note we pledge all Collateral (as defined in the Security Agreement) to secure our obligations under the Quercus Note.  The Quercus Note amends the Security Agreement to provide that the Quercus Note shall be secured by the Security Agreement to the same extent as the Note defined therein.

We may not prepay the Quercus Note without the prior written consent of Quercus.

The Quercus Note contains other customary provisions, including events of default, choice of law and consent to the exclusive jurisdiction of state and federal courts in Delaware to resolve disputes arising under the Quercus Note.  The Quercus Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of the Quercus Note is qualified in its entirety by reference to such Exhibit.

In connection with the Quercus Note, on June 25, 2009, we entered into a letter agreement with Quercus in which we acknowledged that certain conditions to Quercus’ obligation to invest an additional $5,000,000 in us pursuant to a Securities Purchase Agreement dated September 15, 2008, have not been and cannot be met, and we irrevocably released any claim we may have on Quercus to make any further investment.  We also agreed that the choice of law and choice of forum clause in the Note shall be applicable to any and all disputes that arise between us and Quercus and shall be deemed to amend and supersede all contrary choice of law and choice of forum clauses previously agreed to in any and all agreements between the parties, except only for the dispute as to late fees for failure to file a registration statement currently pending in Arkansas courts.  The letter agreement with Quercus is filed as Exhibit 10.2 to this Current Report on Form 8-K and the foregoing description of such letter agreement is qualified in its entirety by reference to such Exhibit.

On June 26, 2009, we issued to The Focus Fund, LP (“Focus”) a  10% Convertible Promissory Note dated June 17, 2009 in the principal amount of $108,000 (the “Focus Note”).  The principal and accrued interest on the Focus Note is due and payable on October 15, 2009 and may be prepaid without premium or penalty.  The proceeds from the Focus Note will be used by us to fund business operations and for other general corporate purposes.

The outstanding principal and accrued interest on the Focus Note may be converted, at Focus’s election, into shares of Common Stock at a conversion price of $0.36 per share.  The conversion price and the number of shares into which the Focus Note may be converted are subject to proportionate adjustment in the event of certain fundamental changes to the Common Stock, including stock splits, subdivisions or combinations, or upon certain extraordinary transactions affecting our corporate status, such as capital reorganizations, mergers or dispositions of our assets.

The Focus Note contains other customary provisions, including events of default, choice of law and consent to the exclusive jurisdiction of state and federal courts in Arkansas to resolve disputes arising under the Focus Note.  The Focus Note is filed as Exhibit 10.3 to this Current Report on Form 8-K and the foregoing description of the Focus Note is qualified in its entirety by reference to such Exhibit.

In connection with the Focus Note, we agreed in a letter to Focus dated June 15, 2009 that, should the conversion price or the exercise price of securities issued to Quercus (the “Quercus Securities”) be less than the conversion price of the Focus Note and the exercise price of the Warrant (described below in Item 3.02), the conversion price of the Focus Note and/or the exercise price of the Warrant will be adjusted to a price equal to the applicable conversion price or exercise price of the Quercus Securities.  In our letter to Focus, we also agreed that all shares of Common Stock purchased by Focus directly from us and all shares of Common Stock issuable upon exercise or conversion of any convertible notes or warrants issued by us to Focus will be entitled to piggyback registration rights entitling Focus to include, subject to the rules and regulations of the Securities and Exchange Commission, such shares of Common Stock in any registration statement we file with the Commission during the period prior to the date on which such shares of Common Stock may be freely resold by Focus without registration in reliance on the exemption from registration provided in Rule 144.

Our letter to Focus is filed as Exhibit 10.4 to this Current Report on Form 8-K and the foregoing description of such letter is qualified in its entirety by reference to such Exhibit.

Item 3.02  —  Unregistered Sales of Equity Securities.

In connection with the Focus Note (described above in Item 1.01), on June 26, 2009 we issued to Focus a Common Stock Purchase Warrant (the “Warrant”) entitling Focus to purchase, on or before June 17, 2014 up to 600,000 shares of Common Stock at an exercise price of $0.54 per share.  The Warrant provides for early expiration at our election in the event the trading price for the Common Stock exceeds 300% of the Warrant’s exercise price for a period of 30 consecutive trading days.

The conversion price of the Warrant and the number of shares for which the Warrant may be exercised are subject to proportionate adjustment in the event of certain fundamental changes to the Common Stock, including stock splits, subdivisions or combinations, or upon certain extraordinary transactions affecting our corporate status, such as capital reorganizations, mergers or dispositions of our assets.

The Warrant contains other customary provisions, including provisions for giving notice of certain events affecting the Common Stock, procedures for exercise of the Warrant and a covenant on our part to keep reserved a sufficient number of shares of Common Stock to permit exercise of the Warrant in full.

The Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and the foregoing description of the warrant is qualified in its entirety by reference to such Exhibit.

Item9.01   Financial Statements and Exhibits

(c)   Exhibits.

Exhibit No.	Description

4.1	Warrant No. W09-10 for the purchase of 600,000 shares of the Common Stock of ThermoEnergy Corporation issued to The Focus Fund, LP

10.1	10% Secured Convertible Promissory Note of ThermoEnergy Corporation dated June 25, 2009 in the principal amount of $150,000 issued to The Quercus Trust

10.2	Letter Agreement between The Quercus Trust and ThermoEnergy Corporation dated June 25, 2009

10.3	10% Convertible Promissory Note of ThermoEnergy Corporation dated June 17, 2009 in the principal amount of $108,000 issued to The Focus Fund, LP

10.04	Letter Agreement between The Focus Fund, LP and ThermoEnergy Corporation dated June 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2009

ThermoEnergy Corporation
(Registrant)

By:	/s/ Andrew T. Melton
Name:	Andrew T. Melton
Title:	Executive Vice President and Chief Financial Officer